UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	April 28, 2026

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2026, Teleflex Incorporated (the “Company”) announced the appointment of Jason Weidman as the Company’s President and Chief Executive Officer, effective as of June 8, 2026 (the “Start Date”), replacing interim President and Chief Executive Officer Stuart A. Randle at that time. The Company’s Board of Directors (the “Board”) expects to appoint Mr. Weidman as a director effective as of the Start Date. Mr. Randle will continue as a member of the Board.

Mr. Weidman, 51, joins the Company from Medtronic plc, a global healthcare technology company (“Medtronic”), where he held a number of senior leadership roles from 2006 to 2026. Most recently, Mr. Weidman held the roles of SVP and President, Coronary & Renal Denervation and SVP and President, Aortic, Peripheral and Venous, pursuant to which he spearheaded strategic product innovations and market development initiatives in coronary and peripheral vascular markets. Prior to Medtronic, Mr. Weidman held roles at Thoratec Corporation. Mr. Weidman received an MBA in Health Care Management from the Wharton School at the University of Pennsylvania, an MS in Mechanical Engineering with a concentration in Biomechanics from Stanford University and a BSE in Mechanical Engineering from the University of Michigan.

Mr. Weidman does not have any family relationships with any executive officer or director of the Company. There are no arrangements or understandings with the Company, or any other persons, under which Mr. Weidman was elected to serve as an officer or director of the Company. In addition, he is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Act of 1934, as amended.

Offer Letter with Mr. Weidman

In connection with Mr. Weidman’s appointment as President and Chief Executive Officer, the Company and Mr. Weidman entered into an offer letter, dated April 26, 2026 (the “Offer Letter”). The Offer Letter provides for an annual base salary of $1 million, a target annual cash bonus of 125% of annual base salary (for 2026, paid at no less than prorated target), an annual equity award target of $7 million (beginning in 2027) and participation in employee benefit plans. Additionally, the Offer Letter provides for a sign-on restricted stock grant with a grant date fair value of $7 million (vesting in substantially equal installments on each of the first four anniversaries of the grant date) and a grant of stock options with a grant date fair value of $1 million (vesting in substantially equal installments on each of the first three anniversaries of the grant date). Vesting is subject to Mr. Weidman’s continued service through the applicable vesting date, except in the case of certain terminations. Mr. Weidman is also eligible to receive (a) a cash payment of up to $800,000 payable on December 31, 2026 to replace forfeited incentive compensation from his prior employer; (b) relocation benefits, including temporary housing and rental car reimbursement for up to 12 months, reimbursement of travel expenses, primary home relocation cost reimbursements with tax equalization payments and up to $15,000 in other expenses; and (c) reimbursement of certain legal fees. If Mr. Weidman’s employment terminates for any reason other than his resignation for good reason or a termination by the Company without cause within three years after his start date, Mr. Weidman is obligated to repay all relocation benefits.

The Offer Letter includes a Senior Executive Officer Severance Agreement and an Executive Change of Control Agreement, in each case, substantially consistent with the Company’s standard form of agreements. Pursuant to the Senior Executive Officer Severance Agreement, upon a termination by the Company without cause or a resignation for good reason not in connection with a change in control (as all such terms are defined in the agreement), subject to signing a release of claims and complying with restrictive covenants, Mr. Weidman would be eligible to receive: payment in a lump sum of his cash bonus for the year prior to termination to the extent unpaid and a prorated cash bonus for the year of termination if he has worked at least six months of such year; continued base salary for 24 months following termination (the “Severance Period”); continued vehicle allowance during the Severance Period; reimbursement of outplacement services of up to $20,000; continued group health plan coverage for Mr. Weidman and his eligible dependents, at active employee rates, until the earlier of the end of the Severance Period or until he is eligible for such benefits in connection with future employment; and comparable life and accident insurance to that which he last elected to receive while employed by the Company, at active employee rates, until the earlier of the end of the Severance Period or until he is eligible for such benefits in connection with future employment. Pursuant to the Executive Change of Control Agreement, upon a termination by the Company without cause or a resignation for good reason in connection with a change in control (as all such terms are defined in the agreement), subject to signing a release of claims, Mr. Weidman would be eligible to receive the same benefits (other than life and accident insurance) except that the Severance Period would be 36 months, and in addition be eligible to receive the following: if no bonus was awarded to him for the year prior to termination, a lump sum cash payment equal to his target bonus amount; a lump sum cash payment equal to 300% of the target bonus for the year of termination; employer contributions that he would have been credited for the year of termination (or, if higher, the year in which the change of control occurs) under the Company’s Deferred Compensation Plan if he participates in such plan; and acceleration of all unvested Company stock options and restricted stock.

Mr. Weidman is subject to a non-solicitation of employees covenant for 24 months after termination and perpetual confidentiality obligations, and Mr. Weidman and the Company are subject to mutual non-disparagement obligations. Further, after Mr. Weidman relocates to the Company’s headquarters in Wayne, Pennsylvania, he will be subject to non-compete and non-solicitation of customer obligations for 24 months after termination.

The foregoing transition matters were also announced in the Company’s press release dated April 30, 2026, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated April 30, 2026
104 The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2026	TELEFLEX INCORPORATED By: /s/ Daniel V. Logue Name: Daniel V. Logue Title: Corporate Vice President, General Counsel and Secretary